Exhibit 99.1

Pacific Gas and Electric Company Public Statement Issued September 9, 2010.

Our thoughts go out to everyone affected by this terrible situation.

The priority right now is to help make the area safe.

We have crews on the scene and are working with emergency officials.

Though a cause has yet to be determined, we know that a PG&E gas transmission line was ruptured.  If it is ultimately determined that we were responsible for the cause of the incident, we will take accountability.

Meanwhile, we are working with the Red Cross to provide emergency shelter for those in need.   Anyone in need of assistance or shelter can contact the Red Cross at 1-888-443-5722 (888-4-HELP-BAY).